UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Cord Blood America, Inc.
(Name of Registrant as Specified In Its Charter)

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Cord Blood America, Inc.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Special Meeting of Stockholders
	DATE:	April 10, 2015
	TIME:	10:00 am Pacific Standard Time
	LOCATION:	1857 Helm Drive, Las Vegas, NV 89119

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/CBAI and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/CBAI

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before March 27, 2015.

you may enter your voting instructions at https://www.iproxydirect.com/CBAI until 11:59 pm eastern time April 9, 2015.

The purposes of this meeting are as follows:

1.    To Consider and act upon a proposal to approve an amendment to the Amended and Restated Articles of Incorporation of the Company to amend the existing first paragraph of Article II to read as follows: “The total number of shares of capital stock which this corporation shall have the authority to issue is two Billion, Eight Hundred Ninety-Five Million (2,895,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $0.0001 per share and Two Billion, Eight Hundred Ninety Million (2,890,000,000) shares of Common Stock having a par value of $0.0001 per share.”

2.    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Special Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on February 9, 2015 as the record date for the determination of stockholders entitled to receive notice of the Special Meeting and to vote the shares of our common stock, par value $.0001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote “for” proposal one and proposal two above.

Please note – This is not a Proxy Card - you cannot vote by returning this card

Cord Blood America, Inc. SHAREHOLDER SERVICES 500 Perimeter Park Drive Suite D Morrisville NC 27560	FIRST-CLASS MAIL US POSTAGE PAID CARY NC PERMIT # 869

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